SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT
             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):
                                   September 18, 1997


                        MARSHALL INDUSTRIES
     (Exact name of registrant as specified in its charter)



        CALIFORNIA                 1-5441             95-2048764
(State or other jurisdiction    (Commission         (IRS Employer
     of incorporation)          File Number)       Identification No.)

9320 TELSTAR AVENUE, EL MONTE, CALIFORNIA           91731-2895
   (Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number including area code:
         (626) 307-6000


(Former name or former address, if changed since last report.)
      Not applicable.


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ITEM 5.   OTHER EVENTS

Marshall Industries ("Marshall") entered into an Agreement and Plan of Merger dated as of September 18, 1997 among Marshall, MI Holdings Nevada, Inc., a wholly-owned subsidiary of Marshall (the "Marshall Subsidiary"), and Sterling Electronics Corporation ("Sterling") (attached hereto as Exhibit 2.1) (the "Merger Agreement") pursuant to which the Marshall Subsidiary will merge into Sterling and following the merger, Sterling will be a wholly-owned subsidiary of Marshall. At the effective time of the merger, each outstanding share of common stock of Sterling will become a right to receive $21 per share in cash. With approximately 7.2 million shares of Sterling common stock outstanding and options covering approximately 1.1 million Sterling shares, the expected purchase price will be approximately $162 million. In addition, Sterling has approximately $55 million in debt. Completion of the transaction is subject to obtaining necessary regulatory approvals and Sterling shareholder approval and various other closing conditions. Assuming such approvals are obtained and conditions satisfied, it is anticipated that the transaction will close before December 31, 1997.

Concurrently with the execution of the Merger Agreement, Marshall entered into Employment Agreements with each of Ronald S. Spolane and David A. Spolane, the President and Executive Vice President, respectively, of Sterling (attached hereto as Exhibits 10.1 and 10.2), to act in such capacities for Sterling (as a wholly-owned subsidiary of Marshall) after the merger. Such Employment Agreements are subject to and to become effective upon consummation of the merger.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          AND EXHIBITS

          (a)  Exhibits

               2.1 Agreement and Plan of Merger dated as of September 18, 1997, by and among Marshall Industries, MI Holdings Nevada, Inc. and Sterling Electronics Corporation.<1>

               10.1 Employment Agreement dated as of September
                    18, 1997 by and between Marshall Industries and Ronald S. Spolane.<2>

               10.2 Employment Agreement dated as of September
                    18, 1997 by and between Marshall Industries and David A. Spolane.<2>


_____________________

<1>    The Schedules to the Agreement and Plan of Merger are not
filed herewith. The registrant will furnish supplementally a copy of any such omitted Schedule to the Commission upon request.

<2>    Portions of this Exhibit have been omitted pursuant to a
request for confidential treatment and filed separately with the Commission.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              MARSHALL INDUSTRIES


                              /S/  HENRY W. CHIN
                              By:  Henry W. Chin
                                   Vice President, Chief Financial
                                   Officer and Secretary


DATED:  October 2, 1997